                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          PROVIDENT COMPANIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          --Enter Company Name Here--
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                           PROVIDENT COMPANIES, INC.
                               1 FOUNTAIN SQUARE
                             CHATTANOOGA, TN 37402

                                                                 March 31, 1997

Dear Fellow Stockholder:

  Our Annual Meeting of Stockholders will be held in the Atrium of the West Building of our Home Office at 1 Fountain Square, Chattanooga, Tennessee. You are invited to join us on Wednesday, May 7, 1997 at 9:30 a.m. for refreshments and to stay for the meeting which follows at 10:00 a.m. Free parking is available in our lot at Walnut and Fifth streets.

  The following Proxy Statement outlines the business to be conducted at the meeting. Whether you plan to attend the meeting or not, we urge you to read the Proxy Statement carefully and then complete, date, sign and return the enclosed Proxy card.

  If you attend the meeting, we ask that you sign an attendance card at one of the tables in the meeting area. This will help the tellers determine who will vote in person and who by proxy.

  We look forward to seeing you, and thank you for your continuing support.

                                       Sincerely,

                                       /s/ J. Harold Chandler
                                       -------------------------------
                                       J. Harold Chandler
                                       Chairman, President and
                                       Chief Executive Officer

                           PROVIDENT COMPANIES, INC.
                               1 FOUNTAIN SQUARE
                             CHATTANOOGA, TN 37402

                                                                 March 31, 1997

                           NOTICE OF ANNUAL MEETING

To the Stockholders of Provident Companies, Inc.:

  The Annual Meeting of the Stockholders of Provident Companies, Inc. (the "Company") will be held on Wednesday, May 7, 1997, at 10:00 a.m. Eastern Daylight Time at the Home Office of the Company, 1 Fountain Square, Chattanooga, Tennessee, to consider and take action on the following:

  1. Election of Directors;

  2. Approval of Amendment to the Annual Management Incentive Compensation Plan of 1994;

  3. Approval of Amendment to the Stock Plan of 1994;

  4. Approval of the selection of Ernst & Young LLP as independent auditors;
and

  5. Such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 10, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  Please complete, date, sign and return the enclosed Proxy card in the accompanying postage paid, addressed envelope. This procedure is necessary to give all Stockholders a chance to vote, especially those who will be unable to attend the Annual Meeting in person. You may revoke your Proxy at any time prior to the exercise of the authority granted thereby by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed Proxy, or by voting in person. If you attend the Meeting and intend to vote in person, please notify the tellers prior to the beginning of the meeting of your intent.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Susan N. Roth
                                       -------------------------------------
                                       Susan N. Roth
                                       Vice President, Secretary and Counsel

                                PROXY STATEMENT

  This statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident Companies, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on May 7, 1997, and any adjournment thereof. Stockholders will be asked to vote upon: ITEM 1. ELECTION OF DIRECTORS; ITEM 2. APPROVAL OF AMENDMENT TO THE ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994; ITEM
3. APPROVAL OF AMENDMENT TO THE STOCK PLAN OF 1994; ITEM 4. SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. The 1996 Annual Report to Stockholders, including audited financial statements of the Company for the fiscal year ended December 31, 1996, and the Proxy Card enclosed with this Proxy Statement are being mailed to Stockholders on or about April 7, 1997.

  Shares eligible to be voted and for which a proxy card is properly signed and returned prior to the beginning of the Annual Meeting will be voted as directed. If directions are not given or directions are not in accordance with the options listed on a signed and returned proxy card, such shares will be voted FOR each proposition for which the Board of Directors recommends a vote FOR. Unsigned or unreturned proxies, including those not returned by banks, brokers or other record holders, will not be counted for quorum or voting purposes. For issues as to which it is a choice on the proxy, a vote to abstain will be counted for purposes of determining the existence of a quorum, and counted as an "ABSTENTION" rather than as either a vote "FOR" or "AGAINST". You may revoke your Proxy at any time prior to the exercise of the authority granted thereby by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed Proxy, or by voting in person. If you attend the Meeting and intend to vote in person, please notify the tellers prior to the beginning of the meeting of your intent.

  As of March 10, 1997, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding 45,685,191 shares of Common Stock of the Company. Each share of Common Stock entitles the holder to one vote. The Common Stock has a par value of $1.00 per share and is the only outstanding class of equity securities of the Company entitled to vote at this meeting.

  The Company will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by mail and may also be solicited personally or by telephone by Directors, officers and employees of the Company. The Company will make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to facilitate solicitation of proxies from their principals.

                         ITEM 1. ELECTION OF DIRECTORS

                      INFORMATION CONCERNING THE NOMINEES

  Unless otherwise instructed by the stockholder, all signed proxies given on the enclosed form which are received by the Board of Directors will be voted FOR the election of the nominees named below to be the Directors of the Company to hold office until the next Annual Meeting of Stockholders, or until their respective successors shall be elected and qualified. All nominees with the exception of Messrs. Bolinder, Gluckstern and Watjen are incumbent directors elected at the 1996 stockholders' meeting. If at the time of the Annual Meeting any of the nominees should be unable or unwilling to serve, such proxies may be voted for a substitute nominee or nominees chosen by the present Board of Directors. The Board of Directors knows of no reason why any nominee will be unavailable or unable to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES PRESENTED HEREIN. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

  Following are the names and ages (as of March 1, 1997) of those persons nominated to be Directors of the Company, as well as their principal occupations (which have continued for the past five years, unless otherwise noted), directorships held by them in certain other publicly held companies, the year in which they became a director of the Company or the Company's predecessor Provident Life and Accident Insurance Company of America ("America"), and certain other information with respect to such directors. All incumbent nominees became directors of the Company on December 27, 1995 the effective date of the Share Exchange between the Company and America. Mr. Watjen became a director on March 26, 1997. Mr. Bolinder and Mr. Gluckstern became directors on March 27, 1997, effective with the closing of the transaction involving the purchase by Zurich Insurance Company or one or more of its affiliates of 9,523,819 shares of the Company's Common Stock in connection with the financing the Company's acquisition of The Paul Revere Corporation. Each of the persons listed below as a nominee to be a director of the Company will also be a director of the principal wholly owned subsidiaries of the Company including Provident Life and Accident Insurance Company ("Accident"), Provident Life and Casualty Insurance Company ("Casualty"), and The Paul Revere Corporation, as well as its principal subsidiary, The Paul Revere Life Insurance Company. Provident National Assurance Company ("Assurance"), and GENEX Services, Inc., each have a board of directors whose members include some Company board members as well as other employees of the Company. As the context requires, Company may include direct and indirect subsidiaries.

                                   NOMINEES

WILLIAM L. ARMSTRONG, 59                                    DIRECTOR SINCE 1991

  From 1979 to 1991, Senator Armstrong served as a Senator from Colorado in the United States Senate. He has been Chairman of Ambassador Media Corporation since 1984, Chairman of Cherry Creek Mortgage Company, Inc. since 1991, Chairman of El Paso Mortgage Company since 1993, Chairman of Centennial State Mortgage Company, Frontier Real Estate, Inc. and Frontier Title, LLC since 1994, and Chairman of Transland Financial Services, Inc. since 1996. He is also a director of Storage Technology Corporation, International Family Entertainment, Inc., and Helmerich and Payne, Inc.

WILLIAM H. BOLINDER, 53                                                 NOMINEE

  Mr. Bolinder is a member of the Corporate Executive Board of the Zurich Insurance Company, headquartered in Zurich, Switzerland. He is also U.S. Manager, Zurich Insurance Company, U.S. Branch, and a director of Zurich's affiliated companies in the U.S. The Zurich Insurance Group is a leading international insurance organization providing global coverage in all lines of insurance along with asset management services.

J. HAROLD CHANDLER, 47                                      DIRECTOR SINCE 1993

  Mr. Chandler became Chairman of the Company April 28, 1996, and President and Chief Executive Officer and a Director of America, Capital, Accident and Casualty effective November 8, 1993. Immediately prior to his employment with America, he served as President of NationsBank Mid-Atlantic Banking Group which includes the NationsBank and Maryland National Corporation entities in the District of Columbia, Maryland, and northern Virginia. He formerly served as President of the Citizens and Southern National Bank of South Carolina, a predecessor company of NationsBank. He is a director of AmSouth Bancorporation, Herman Miller, Inc., and Healthsource, Inc. He is currently a member of the Board of Trustees of Wofford College.

STEVEN M. GLUCKSTERN, 45                                                NOMINEE

  Mr. Gluckstern is a member of the Corporate Executive Board of Zurich Insurance Company. He has been Chairman of Zurich Reinsurance Centre Holdings, Inc., since March 1993. He is President and a director of Zurich Centre Investments and serves as a director of its operating subsidiaries. Since 1987, he has served as an executive officer and a director of Centre Reinsurance, as well as a director of its operating subsidiaries.

CHARLOTTE M. HEFFNER, 59                                    DIRECTOR SINCE 1995

  Ms. Heffner is a trustee of the Maclellan Foundation. She is the sister of Hugh O. Maclellan, Jr.

HUGH B. JACKS, 62                                           DIRECTOR SINCE 1988

  Mr. Jacks retired in December 1991 as President and Chief Executive Officer of BellSouth Services, Incorporated, a provider of lead staff, strategic planning and support for BellSouth Companies. He is President of Potential Enterprises, Inc.

WILLIAM B. JOHNSON, 59                                      DIRECTOR SINCE 1986

  Mr. Johnson is Chairman of the Board and Chief Executive Officer of The Ritz-Carlton Hotel Company, LLC. He is a director of SunTrust Bank, Atlanta and SunTrust Banks of Georgia, Inc. He also served as a member of the Board of Trustees of Berry College.

HUGH O. MACLELLAN, JR., 57                                  DIRECTOR SINCE 1975

  Mr. Maclellan, Jr. is President of the Maclellan Foundation and a director of SunTrust Bank, Chattanooga, N. A., and Covenant Transport. Mr. Maclellan, Jr. is the brother of Charlotte M. Heffner.

A. S. (PAT) MACMILLAN, 52                                   DIRECTOR SINCE 1995

  Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., since 1980. The company specializes in the areas of team and organizational development, including management consulting, management training, organizational audits and surveys and executive search and selection. He is also a Trustee of the Maclellan Foundation.

C. WILLIAM POLLARD, 58                                      DIRECTOR SINCE 1992

  Mr. Pollard has served as Chairman of the Board of Directors of ServiceMaster since January 1994. From June 1990 to December 1993 he served as Chairman and Chief Executive Officer of ServiceMaster. ServiceMaster provides professional cleaning, termite and pest control, maid service, lawn care, and appliance and other home equipment and maintenance, as well as management of plant operations, laundry and linen, clinical equipment maintenance, and food service for health care, educational and industrial facilities. He is a director of Herman Miller, Inc., and Coro, Inc.

SCOTT L. PROBASCO, JR., 68                                  DIRECTOR SINCE 1962

  Mr. Probasco has served as a director and Chairman of the Executive Committee of SunTrust Bank, Chattanooga, N.A. since 1989. He also serves as a director of Coca-Cola Enterprises, Chattem, Inc., and SunTrust Banks, Inc.

STEVEN S REINEMUND, 48                                      DIRECTOR SINCE 1995

  Mr. Reinemund has served as Chairman and Chief Executive Officer of Frito-Lay, Inc. since June 1992. He served as President and Chief Executive Officer of Pizza Hut, Inc. from 1986 to 1992. He also serves as a director of PepsiCo.

BURTON E. SORENSEN, 67                                      DIRECTOR SINCE 1985

  Since December 1984 until December 1995, Mr. Sorensen served as Chairman and Chief Executive Officer of Lord Securities Corp., an investment banking firm.
 Prior to that time, Mr. Sorensen was a General Partner of Goldman, Sachs & Co., investment bankers. He is a director of The ServiceMaster Company.

THOMAS R. WATJEN, 42                                                    NOMINEE

  Mr. Watjen became Vice-Chairman of the Company on March 26, 1997, and retains his position as Chief Financial Officer. He became Executive Vice President and Chief Financial Officer of America, Capital, Accident, Casualty, and National on July 1, 1994. Prior to that time, he served as a Managing Director of the insurance practice of the investment banking firm, Morgan Stanley & Co., which he joined in 1987.

                              BOARD OF DIRECTORS

ATTENDANCE

  During 1996, there were ten meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which each was a director) and (b) the total number of meetings held by all committees of the board on which a director served (during the periods that such director served).

                                  COMMITTEES

  In 1996, the Board of Directors of the Company had five standing committees:
Audit, Compensation, Executive, Finance and Nominating. In addition to the duties described below, each may be assigned additional duties by the Board of Directors from time to time and each is charged with reporting its activities to the Board of Directors.

AUDIT COMMITTEE

  Members were C. William Pollard, Chairman, William L. Armstrong, Charlotte
M. Heffner, Hugh B. Jacks and Burton E. Sorensen. The committee met six times in 1996. The committee's duties included recommending independent public accountants for selection by the Board of Directors and reviewing and approving the audit plans of the independent public accountants and the Company's Internal Audit Department. The committee monitors the internal and external auditors, including their work with regard to financial audits, systems security oversight, fraud detection, and internal financial and accounting controls.

COMPENSATION COMMITTEE

  Members were Hugh B. Jacks (Chairman), William B. Johnson, A. S. MacMillan,
C. William Pollard and Steven S Reinemund. The committee met five times during 1996. The committee's duties include reviewing and approving compensation philosophy and guidelines for executive officers and senior management. The committee consults with the Chief Executive Officer concerning compensation matters affecting senior management, including those affecting or affected by management succession planning. The committee reviews the performance of the Chief Executive Officer and recommends appropriate compensation for approval by the Board of Directors. The committee reviews all employee benefit plans and policy, including pension and profit-sharing plans, as well as the incentive and stock option plans described below under "Executive Compensation." As to such incentive and stock option plans, the committee reviews management's recommendations and approves such awards under the plans as it deems appropriate within the terms of such plans.

EXECUTIVE COMMITTEE

  Members were Hugh O. Maclellan, Jr. (Chairman), J. Harold Chandler, Hugh B. Jacks, C. William Pollard and Burton E. Sorensen. The committee met six times during 1996. The duties of the committee include review of strategic plans, issues and direction, and of the operating results of the Company. The committee may review significant financial issues including dividend policy, mergers, acquisitions and divestitures and report to the Board of Directors. The committee serves as a sounding board for the Chief Executive Officer and other directors as to the composition, duties and powers of Board committees and meeting agenda.

FINANCE COMMITTEE

  Members were Burton E. Sorensen (Chairman), William L. Armstrong, Charlotte
M. Heffner, William B. Johnson, Hugh O. Maclellan, Jr. and Scott L. Probasco, Jr. The committee met four times during 1996. The committee develops and monitors appropriate policy and strategies to guide and govern the lending and investment of funds held by the Company. In accordance with Tennessee Code Annotated Section 56-3-301, the committee has established and oversees an Investment Subcommittee to carry out the daily activities required to authorize and oversee the loans and investments of its insurance subsidiaries.

NOMINATING COMMITTEE

  Members were A. S. MacMillan (Chairman), Hugh O. Maclellan, Jr., Scott L. Probasco, Jr., and Steven S Reinemund. The committee met one time during 1996. The duties of the committee include standardizing and formalizing the process for nominating persons to be elected or re-elected to the Board of Directors. The committee develops its own nominations and accepts nominations submitted in writing from stockholders. It considers and makes recommendations concerning issues relating to the composition and size of the Board, and also as to tenure, retirement age, honorary directorships and term limits.

                           COMPENSATION OF DIRECTORS

  Directors of the Company who are also employees of the Company or any subsidiary are not compensated for their services as directors of the Company or of any of its direct or indirect subsidiaries.

  The Company pays its non-employee directors an annual retainer of $5,000 which is paid in shares of Common Stock of the Company. Non-employee directors receive fees aggregating $32,000, including the retainer paid by the Company and the respective subsidiaries, as well as attendance fees for 10 meetings during 1996. The annual cash retainers from the other companies are as follows: Accident, $16,000; Casualty, $1,000. Directors of the Company also serve on various committees of the Boards of Directors of these companies. As to such service, non-employee directors receive annual retainers only from Accident ranging from $3,000 to $7,000 per committee (depending on the committees on which they serve) and meeting fees of $1,000 per meeting.

  Messrs. Armstrong, Johnson, Maclellan, Jr., Probasco, Jr., and Sorensen and Ms. Heffner were also directors of Assurance. Each non-employee director beginning the Board year May 1996, received an annual retainer of $2,000 in cash.

  Certain non-employee directors of the Company who have reached age 55 at the time of retirement from the Board of Directors and have at least five years of service on the Board of Directors would be eligible for the benefits described below. The annual benefit payable is a base of 50 percent of an amount equal to the retainer in effect at the time of retirement plus an additional 10 percent of the amount of the retainer for each full year of service in excess of five years. The maximum annual benefit is 100 percent of an amount of the retainer in effect at the time of retirement. Payments to eligible directors are to be in monthly installments for the lesser of (a) a period equal to the number of months of service as a non-employee director, or (b) 144 months.

  Non-employee Directors elected to the Board for the first time on or after May 4, 1994, are precluded from participation in the existing retirement benefits program. Instead, such Directors receive annual grants of stock options under the Stock Plan of 1994 as amended by the stockholders in May 1994. Non-employee Directors appointed prior to 1994 were required in 1994 to elect either (i) to continue building credits under the retirement plan or
(ii) to limit such retirement plan credits to those earned prior to 1994 and to receive stock options in the future. The total number of stock options granted to all non-employee Directors may not exceed in the aggregate 100,000 shares (20,000 annually) for the duration of the Stock Plan of 1994.

                     ITEM 2. APPROVAL OF AMENDMENT TO THE
             ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994

GENERAL

  In May 1994, the stockholders approved the Management Incentive Compensation Plan ("MICP"). The MICP currently consists of three components: (i) an annual cash incentive compensation award to selected management participants based on the achievement of certain performance goals designated from time to time by the Compensation Committee of the Board (the "MICP Non-Equity Subplan"), (ii) an annual award of restricted stock to 5 to 25 selected management participants, based on special performance as determined by the Committee upon recommendation of the Chief Executive Officer ("the Key Contributor Subplan"); and (iii) a phantom stock deferral program, whereby persons entitled to an award under the MICP Non-Equity Subplan will receive a portion of such award in the form of performance shares, plus a "gross up" grant of performance shares, which shares will increase or decrease in value in tandem with the Common Stock of the Company (the "Performance Share Subplan").

  Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company (each, a "Covered Employee"). However, certain forms of "performance-based" compensation (as defined in the regulations under Code Section 162(m)) are fully deductible by the Company, not withstanding the $1 million limitation.

  In order for a portion of the MICP Non-Equity Subplan awards to satisfy the requirements of "performance-based" compensation, the Board sought and received stockholder approval in 1994, 1995 and 1996 of various performance measures, and specific targets and weightings thereof, for cash incentive awards under the MICP for the 1994, 1995 and 1996 plan years.

PROPOSED AMENDMENTS

  The Board is now seeking approval by the stockholders of a further amendment to the MICP (the "MICP Amendment"), as more fully described below.

  The following summary of the MICP Amendment is qualified in its entirety to the full text of the MICP, as proposed to be amended, as set forth in Appendix A hereto. The provisions of the MICP not affected by the MICP Amendment will be retained in the MICP without modification.

  First, the MICP Amendment would divide the MICP Non-Equity Subplan into two parts, one of which will be based solely on the achievement of objective corporate performance goals (the "Corporate Performance Subplan"), and one of which will be based on individually designed goals for contribution to the business of the Company (the "Individual Performance Subplan"). The reason for this bifurcation is to clarify the ability of the Company to deduct awards made under the Corporate Performance Subplan without regard for the limitations of Code Section 162(m) and the regulations thereunder.

  Secondly, the MICP Amendment would provide that annual incentive awards granted under the Corporate Performance Subplan may be determined solely on the basis of one or more of the following measures of corporate performance, alone or in combination, for the Company as a whole or for any division or business unit: (a) return on equity (b) overall or selected premium growth,
(c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices, (i) underwriting efficiency and/or quality, and (j) persistency factors. Measurement of the Company's performance against such corporate goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured in accordance with generally accepted accounting principles. The Committee shall have the right for any reason to reduce (but not increase) any such award, notwithstanding the achievement of a specified goal.

  If an award is made on the basis of one or more of the above corporate performance measures, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an award granted under the Corporate Performance Subplan will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. The MICP Amendment provides a maximum annual award under the Corporate Performance Subplan to any Covered Employee of $2.5 million.

  Finally, the MICP Amendment would amend the Key Contributor Subplan to give the Committee flexibility to impose different restrictions on the stock awards thereunder. Currently, the Key Contributor Subplan provides that stock awarded thereunder is non-forfeitable but cannot be sold for a period of three years from the date of grant. The MICP Amendment would permit the Committee to establish different restrictions on future grants under the Key Contributor Subplan, including, without limitation, a requirement that the participant forfeit the stock under prescribed circumstances. Such amendment would not affect existing stock grants under the Key Contributor Subplan.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Based on the Company's interpretation of existing federal tax law, including the regulations under Code Section 162(m), it is intended that annual incentive MICP awards under the Corporate Performance Subplan would satisfy the requirements of "performance-based" compensation and would be fully deductible by the Company. The portion, if any, of an MICP award to a Covered Employee that does not qualify as performance-based compensation under Code
Section 162(m) (such as awards under the Key Contributor Subplan or the Individual Performance Subplan and certain related portions of awards under the Performance Share Subplan) could be non-deductible by the Company, in whole or in part, depending on such Covered Employee's total compensation in the applicable year. Awards under the Corporate Performance Subplan or the Individual Performance Subplan will be taxable to the participant in the year received, except to the extent such awards are taken in the form of performance shares under the Performance Share Subplan. Awards under the Performance Share Subplan will be taxable to the participant in the earlier of the year received or the year such awards become available to the participant. Awards under the Key Contributor Subplan will be taxable to the participant in the year that the applicable restrictions lapse. In each case, subject to Code
Section 162(m) restrictions if applicable, the Company will be entitled to a deduction in the year that the participant recognize income.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

  Since future annual cash incentive awards under the MICP will be based on the achievement of performance goals, the performance of which has not been completed, and since future awards of restricted stock under the MICP will be made at the discretion of the Committee, it is not presently possible to determine, with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, or (iii) all employees, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups pursuant to the MICP, as proposed to be amended, or the benefits or amounts that would have been received by such persons or groups if the MICP, as proposed to be amended, had been in effect during fiscal year 1996.

ADDITIONAL INFORMATION

  The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the MICP Amendment. If not so approved by the stockholders, the MICP Amendment will be null and void.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE MANAGEMENT INCENTIVE COMPENSATION PLAN.

                     ITEM 3. APPROVAL OF AMENDMENT TO THE
                              STOCK PLAN OF 1994

GENERAL

  In May 1993, the stockholders approved the Stock Plan of 1994 ("Stock Plan"), which was subsequently amended in May 1994, June 1995, and May 1996. The 1994 Plan provides for the granting of stock awards including:

  STOCK OPTIONS--Options to purchase Common Stock of the Company, which options may be incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options, or any other type of options encompassed by the Code.

  STOCK APPRECIATION RIGHTS--Rights to receive a payment from the Company equal to the excess of the fair market value (as defined in the plan) of a share of Common Stock at the date of exercise over the fair market value at the date of grant.

  RESTRICTED STOCK--Common Stock issued or transferred under the plan which is subject to restrictions on the vesting, sale or other disposition thereof.

ADMINISTRATION

  The Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority to administer, construe and interpret the plan; to determine the persons to whom, and the time or times in which, stock awards will be granted, the form of stock award to be granted, the number of shares of Common Stock to be covered by each award and the period of time and requisite conditions for each award; and to determine the terms and provisions of the award agreements.

PROPOSED AMENDMENTS

  The Board of Directors recommends that the Stock Plan be amended to (i) increase the total number of shares of Common Stock that may be issued thereunder and the maximum number of shares underlying options or stock appreciation rights that may be granted to any one person in a calendar year, and (ii) eliminate the requirement that certain options granted under the Stock Plan not be exercisable unless the price of the Common Stock reaches certain levels (the "Stock Plan Amendment"). The following summary of the Stock Plan Amendment is qualified in its entirety to the full text of the Stock Plan, as proposed to be amended, as set forth in Appendix B hereto.

  Increase in Number of Shares. The Stock Plan currently provides a limit of 3,500,000 as the number of shares that can be granted under the plan and 650,000 as the number of shares that may be awarded to an employee in a calendar year. As of March 10, 1997, 176,903 shares remained available to be granted under the Stock Plan. As the number of employees of the Company grows, the Company needs additional ability to utilize the Stock Plan to attract, incent and retain employees, directors and producers. The Committee and the Board of Directors therefore recommend amending the Stock Plan to increase the total number of shares that can be issued thereunder to 5,000,000 and to increase the maximum number of shares, underlying options or stock appreciation rights that may be granted to any one person in a calendar year from 650,000 to 1,000,000.

  Elimination of Stock Price Condition. The Stock Plan provides that, for all options granted to participants other than the Chief Executive Officer, the exercisability of 50% of each such option grant is contingent on the price per share of Common Stock reaching a specified level during any three trading days occurring within a period of 90 days. Such stipulated price for options granted after 1994 is determined by adding to the grant price an amount equal to the risk free rate of return on capital at the time of grant, compounded for the number of years determined by the Committee to be an appropriate performance period. The Committee and the Board of Directors believe that such plan restrictions on the exercisability of options is no longer appropriate and recommend that such provision of the Stock Plan be eliminated. As a practical matter, since the target stock price was reached during fiscal year 1996, such restrictions had no effect on the exercisability of options granted during such year.

  Except as proposed to be amended as described above, all provisions of the Stock Plan, as previously approved and amended by the stockholders, would remain in effect.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Non-qualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted non-qualified stock option. However, the participant will realize ordinary income on the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short- or long-term capital gain, depending on the participant's holding period.

  Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option (an option that meets the requirement of Section 422 of the Code) or the exercise thereof by the participant. If the participant holds the shares of Common Stock underlying the option for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount.

  Stock Appreciation Rights. Under present federal income tax regulations, a participant receiving a non-discounted stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and, subject to Code Section 162(m) limitations, if applicable, the Company will be entitled to a corresponding tax deduction at that time.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

  Since the target stock price was reached during fiscal year 1996, such restrictions had no effect on the exercisability of options granted during such year. Since the Committee has not yet determined the target stock price with respect to options not yet granted, it is not presently possible to determine, with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, (iv) each nominee for director, or
(v) all employees, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups as a result of the proposed elimination of the target stock price provisions of the Stock Plan. Likewise, since all future grants of awards under the Stock Plan are subject to the discretion of the Committee, it is not presently possible to determine, with respect to such persons and groups, either the benefits or amounts that will be received by such persons or groups as a result of the proposed increase in the number of shares issuable under the Stock Plan.

ADDITIONAL INFORMATION

  The closing price of the Company's Common Stock, as reported by the New York Stock Exchange on March 10, 1997, was $57.625.

  The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the Stock Plan Amendment. If not so approved by the stockholders, the Stock Plan Amendment will be null and void.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK PLAN OF 1994.

                            EXECUTIVE COMPENSATION

  The named officers of the Company work primarily for Accident and from time to time also provide services to the other companies in the corporate group, including the Company.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Report of the Compensation Committee is comprised of the "Executive Compensation Policies" and "CEO Compensation" sections and is presented over the names of the members of the Compensation Committee.

                        EXECUTIVE COMPENSATION POLICIES

  The underlying principle of the Company's executive compensation policies is to motivate its executive officers to operate the business in the best interests of the stockholders and customers. As the Company focuses on growth of its lines of business, the CEO and other key executives must pursue strategies to attain these objectives. The Committee is responsible for compensation policies that reward successful pursuit of these strategies, accomplishing the following:

  Require executives to own substantial amounts of Company stock.

  Reward executives for enhancement of the value of the Company's stock.

  Reward executives for successful performance of the business strategies approved by the Company's Board of Directors.

  Attract and retain key executives crucial to the long term success of the Company.

STOCK OWNERSHIP REQUIREMENT

  The foundation for the Company's executive compensation program is ownership of the Company's common stock by members of the senior management group. An ownership requirement, expressed as the market value of stock as a multiple of salary, has been established for each senior executive, to be attained within the five year period beginning January 1, 1994 or his employment date, whichever is later. These multiples are as follows:

   1. President and Chief Executive Officer.................. Six times salary
   2. Executive Vice President............................... Three times salary
   3. Other Designated Senior Executives..................... Two times salary

  This ownership requirement, involving a substantial portion of each executive's net worth, will motivate the executive to think and act like a stockholder. The executive will assume responsibility for profitability and improving total stockholder return. The stock ownership requirement can be met with shares beneficially owned by the executive, through purchase of shares via the Employee Stock Purchase Plan, exercise of stock options, shares allocated to the executive through the Company's 401(k) retirement plan (MoneyMaker), stock issued under the annual incentive compensation plan through the Performance Share and the Key Contributor Subplans, restricted stock issued to the executive, or open market purchase from personal funds. Unexercised stock options do not apply toward the ownership requirement.

BASE SALARY

  A competitive base salary program is necessary to attract and retain key executives. It is the Company's practice to establish executive salaries at a conservative level relative to the median for salaries for comparable positions in other companies in its competitor group. For the named executive officers other than the CEO (see "CEO Compensation" below), one of the base salaries was above the median and three were below.

  The companies in the competitor group are life, health and multi-line insurance companies that the Company has determined are its primary competitors for key executives. (Note: For compensation purposes the competitor group is comprised of a size, measured by assets, comparable to the Company that compete with the Company for business and key executives. This is a substantially larger group of companies than are included in the "Insurance Index" used for the "Comparison of Five-Year Cumulative Total Return" chart below. The group of companies in the "Insurance Index" is comprised of firms the Committee has determined are competing with the Company in the capital market and includes some companies which are not included in the compensation comparison group.)

  Merit increases in salary generally are awarded annually by the Committee, based primarily on an assessment of the Company's position relative to competitors and on an appraisal of the executive's contribution. The assessment of salary position relative to competitors is performed by use of a national survey of the competitor group of life and health insurance companies as described above, conducted by a recognized compensation consulting firm and also by use of internally generated surveys of data gathered from proxy statements. Salary levels for 1996 were established by the Committee following the policies described.

ANNUAL INCENTIVE COMPENSATION

                    Management Incentive Compensation Plan

  Annual awards for all participants are based on performance measures included in the Annual Management Incentive Compensation Plan of 1994 ("MICP"), as amended, subject to the approval of stockholders at the annual meeting on May 7, 1997 (see Item 2; Approval of Amendment to the Management Incentive Compensation Plan).

  The four performance measures under this plan for 1996 along with their respective weights are: Return on Equity (30%), Premium Growth (30%), Relative Stock Performance (20%) and Individual Contribution (20%). These factors total 100% which is equivalent to a target payout. Target payout is defined as a percentage of the participant's base salary at the end of the year. The payout percentage on each measure is based on achievement against specified targets. Above target payouts are allowed for when results exceed established goals on the first three measures. Return on Equity and Premium Growth are not capped; however, the Relative Stock Performance is capped at 60% payout (or 300% of target). The individual contribution is capped at the 20% or 100% of target payout. The weighted average percentage is multiplied by the base salary to arrive at the total payout amount.

  Based on 1996 results, the payout percentages were as follows: 29% for Return on Equity, 0% for Premium Growth, 59.6% for Relative Stock Performance. Individual contribution ranged from 50% to 100% for which the average was 87% of target, which resulted in individual payout amounts of 10% to 20%.

LONG TERM INCENTIVE COMPENSATION

 Stock Plan of 1994

  This Plan provides executive officers and certain other key employees with restricted stock, stock appreciation rights and options to purchase shares of the common stock of the Company. The purposes of this plan are to encourage and enable the acquisition of a financial interest in the Company by key employees and to reward key employees for the long term growth in the market value of the stock.

  The committee approved option grants for Mr. Olingy as a condition of his employment with the Company. Options were granted in January 1996 as approved by the Committee in December 1995 and previously reported in the Proxy Statement for the Annual Meeting held May 1, 1996. Grants were approved in early 1997, effective

January 13, 1997, for senior executives other than the CEO. This grant is expected to cover the three year period from 1997 to 1999 and vests over the 5 year period from 1998 to 2002. On an annualized basis, based on the Black-Scholes value, these grants are approximately 1.75 to 3.09 times salary. These annualized stock option awards are similar to the previous grant levels.

 Million Dollar Deduction Limitation (IRC Section 162(m))

  It is the policy of the Committee that non-deductible compensation be minimized. Based on the Company's interpretation of existing federal tax law, including the regulations under IRC Section 162(m), it is intended that annual incentive awards under the Corporate Performance Subplan of the MICP, as proposed to be amended, and stock options awarded at fair market value under the Stock Plan of 1994, would satisfy the requirements of "performance-based" compensation and would be fully deductible by the Company to the extent that the Company is required to recognize a compensation charge in its tax accounting for such awards.

                               CEO COMPENSATION

  Compensation of the CEO follows the general principles for executive compensation as set forth in the section headed "Executive Compensation Policies." Specific applications of these principles to CEO pay for 1996 were as follows:

BASE SALARY

  Base salary for the CEO position was set at a level reflecting pay of chief executive officers of companies in the Company's competitor group. Base salary for Mr. Chandler was set pursuant to the employment agreement described in the 1994 proxy statement and will be reviewed annually and adjusted as deemed appropriate by the Committee, based on the criteria set forth above.

ANNUAL INCENTIVE COMPENSATION

  For 1996, there was a payout of $721,000 to the CEO; of this total, $616,000 was based on performance of the goals set out in the MICP applying to all participants in the plan, and $105,000 was awarded by the Compensation Committee for the achievement of goals established by the Committee which were specific to the CEO.

STOCK PLAN OF 1994

  The Committee has previously indicated that it plans to make stock option grants to the CEO at a higher multiple of salary than for other senior executives. This higher level of award is in recognition of the higher level of responsibility and accountability of the CEO and also to produce compensation at a level comparable to competitor companies. Options were granted in January 1996 as approved by the Committee in December 1995 and previously reported in the Proxy Statement for the Annual Meeting held May 1, 1996. In early 1997, effective January 13, 1997, a grant of 600,000 options to Mr. Chandler was approved. This grant is expected to cover the three year period from 1997 to 1999 and vests over the period from 1999 to 2002. On an annualized basis, this grant is similar to previous levels.

                    MEMBERS OF BOARD COMPENSATION COMMITTEE

  Members of the Company's Board of Directors who served on the Compensation Committee during the year 1996 are as follows:

  Hugh B. Jacks, Chairman
  William B. Johnson
  A. S. (Pat) MacMillan
  C. William Pollard
  Steven S Reinemund

  No employee of the Company was a member of the Compensation Committee during 1996.

                              COMPENSATION TABLES

  The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for the years 1994, 1995, and 1996:

                                                                     LONG TERM COMPENSATION
                                                                   -----------------------------
                                  ANNUAL COMPENSATION                    AWARDS          PAYOUTS
                         ----------------------------------------- --------------------- -------
                                                         OTHER     RESTRICTED
                                                         ANNUAL      STOCK                LTIP    ALL OTHER
                                                      COMPENSATION  AWARD(S)     OPTIONS PAYOUTS COMPENSATION
                         YEAR SALARY ($) BONUS ($)        ($)        ($)(8)        (#)     ($)       ($)
                         ---- ---------- ---------    ------------ ----------    ------- ------- ------------
J. Harold Chandler...... 1996  686,539   1,076,157(2)         0     309,000(9)   200,000     0       2,375(11)
 Chairman, Pres/CEO      1995  650,000   1,879,902            0           0      500,000     0       2,250
                         1994  650,000     433,362       69,971           0      110,000     0           0
Thomas R. Watjen........ 1996  418,269     427,164(3)         0     105,888(9)   100,000     0           0
 EVP/CFO                 1995  400,000     514,207            0           0      100,000     0           0
                         1994  190,769     250,879            0      87,435      100,000     0           0
Robert O. Best.......... 1996  217,308     113,685(4)         0      18,271(9)    20,000     0       2,375(11)
 SVP/CIO                 1995  210,000     192,461            0           0       30,500     0         727
                         1994   96,923      56,750            0           0       30,500     0           0
Thomas B. Heys, Jr. .... 1996  207,308     103,268(5)         0      25,168(9)    25,000     0       2,375(11)
SVP, Risk Mgmt           1995  200,000     128,293            0           0       30,000     0      24,415
                         1994  189,500      49,845            0           0       11,650     0       2,250
Jeffrey F. Olingy....... 1996  162,693     110,644(6)    62,275(7)   55,148(10)   50,000     0           0
 SVP/Sales and           1995        0           0            0           0            0     0           0
 Marketing (1)           1994        0           0            0           0            0     0           0

--------
(1) Mr. Olingy became Senior Vice President Sales and Marketing of the Company on April 3, 1996.
(2) Bonus comprised of $721,000 Incentive Bonus all of which was deferred in the form of phantom shares (50% of the incentive was a mandatory deferral for 3 years) and accounted for under the Performance Share Plan; 7,304 shares of vested restricted stock awarded at employment to replace loss of stock from previous employer ($355,157, the fair market value of such shares) are also included in this amount.
(3) Bonus comprised of $329,428 Incentive Bonus of which $247,071 was deferred in the form of phantom shares (50% of the incentive was a mandatory deferral for 3 years) and accounted for under the Performance Share Plan; 2,010 shares of vested restricted stock awarded to replace loss of stock from previous employer ($97,736, the fair market value of such shares) are also included in this amount.
(4) Bonus comprised of $113,685 Incentive Bonus of which $42,632 was deferred in the form of phantom shares (37.5% of the incentive was a mandatory deferral for 3 years) and accounted for under the Performance Plan.
(5) Bonus comprised of $103,268 Incentive Bonus of which $58,726 was deferred in the form of phantom shares (37.5% of the incentive was a mandatory deferral for 3 years) and accounted for under the Performance Plan.
(6) Bonus comprised of $110,644 Incentive Bonus of which $55,322 was deferred in the form of phantom shares (37.5% of the incentive was a mandatory deferral for 3 years) and accounted for under the Performance Plan.
(7) Represents non-cash benefits in excess of $27,334 related to miscellaneous personal services including a non-recurring payment for relocation expenses of $42,693, and $19,582 of other miscellaneous services.
(8) As of December 31, 1996, the Named Executive Officer held the following aggregate shares of restricted stock, with the following values (based on year end closing price of $48.375 per share): Mr. Olingy 666 shares valued at $32,218. Cash compensation in lieu of dividends will be paid on the restricted shares.

(9) This amount represents premium phantom shares to recognize the lack of liquidity and marketability. They were issued upon defferal of the incentive award into phantom shares. These shares are subject to risk of forfeiture for three years and are accounted for under the Performance Share Plan.
(10) Of this amount, $31,438 represents the grant date value of 1,000 shares of restricted stock given to Mr. Olingy upon employment with the Company. This stock has the following vesting schedule: 334 shares on April 3, 1996, 333 shares on January 10, 1997, and 333 shares on January 10, 1998. The remainder of the amount represents premium phantom shares to recognize the lack of liquidity and marketability. They were issued upon deferral of the incentive award into phantom shares. These shares are subject to risk of forfeiture for three years and are accounted for under the Performance Share Plan.
(11) The amounts reported include only the Company's match of their respective contributions to the MoneyMaker, a Long-Term 401(k) Retirement Plan ("MoneyMaker").

The following table describes the options granted to the named individuals for 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL GRANTS                                           GRANT DATE VALUE
                                (B)              (C)             (D)          (E)        (F) (2)
                             NUMBER OF
                            SECURITIES       % OF TOTAL
                            UNDERLYING     OPTIONS GRANTED
                          OPTIONS GRANTED  TO EMPLOYEES IN EXERCISE OR BASE             GRANT DATE
NAME                          (#)(1)         FISCAL YEAR     PRICE ($/SH)     DATE    PRESENT VALUE
----                     ----------------- --------------- ---------------- -------- ----------------
J. Harold Chandler......      200,000(3)        29.70%          $30.75      01/03/06    $1,165,470
Thomas R. Watjen........      100,000(3)        14.85%          $30.75      01/03/06    $  582,735
Robert O. Best..........       20,000(3)         3.04%          $30.75      01/03/06    $  116,547
Thomas B. Heys, Jr......       25,000(3)         3.71%          $30.75      01/03/06    $  145,684
Jeffrey F. Olingy.......       50,000(3)         7.42%          $31.75      03/13/06    $  329,925

--------
(1) Options granted are for non-qualified stock options, with the exercise price determined as the average of the high and low price on the last market day next preceding the date of the grant. All options granted were for Provident Companies, Inc. Common Stock.
(2) The Grant Date Present Value of individual options granted in 1996 was determined using a Black-Scholes Pricing Model. The underlying assumptions and the basis for their selection were as follows:
    VOLATILITY. Volatility for Provident's Common Stock was calculated using 28 quarterly stock prices form the date of grant. The volatility was 18%.
    RISK-FREE RATE OF RETURN. Rates of return were based on U.S. Treasury strip rates of return for a 7-year investment. The rate on January 4, 1996 was 5.60%, the rate on March 14, 1996 was 6.34%.
    DIVIDEND PAYOUT RATE. The dividend payout rates were determined by dividing the annual dividend rate in effect on the grant date ($0.72 per share) by the exercise price.
    TIME OF EXERCISE. The time of exercise was assumed to be 7 years from the date of grant.
(3) All options have a one year vesting period before the options may be exercised. Therefore, a discount of 11% was applied in determining the Grant Date Present Value of these options to recognize the risk of forfeiture. All options became exercisable on January 4, 1997, with the exception of Mr. Olingy's which became exercisable on March 14, 1997. One-half of the options granted to each executive officer except Mr. Olingy were not exercisable until the price of the stock reached $35.78 during any three trading days occurring within a period of ninety days. One-half of Mr. Olingy's options were not exercisable until the price of the stock reached $37.65 during any three trading days occurring within a period of ninety days. A 30% discount was applied in determining the Grant Date Present Value of these options to recognize this performance criterion. The stock price performance criterion was met for all options granted during 1996. All options, except those for Mr. Chandler, expire on the earliest of the following dates: (a) upon termination of employment other than by death or disability; (b) three years after the date of death or disability; or (c) ten years after the date of grant. In the event of a change in control, options would become immediately exercisable, or the Compensation Committee can exercise its discretion to cash out any unvested options. Expiration of Mr. Chandler's options is determined in accordance with the terms of his employment contract.

The following table shows the information concerning options for Provident Companies, Inc. Common Stock for the named individuals during 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                                                            (E)
                               (B)              (C)                  (D)            VALUE OF UNEXERCISED
          (A)                                                NUMBER OF SECURITIES         IN-THE-
                                                            UNDERLYING UNEXERCISED    MONEY OPTIONS AT
                                                            OPTIONS AT FY-END (#)        FY-END ($)

                         SHARES ACQUIRED                         EXERCISABLE/           EXERCISABLE/
                         ON EXERCISE (#) VALUE REALIZED ($)     UNEXERCISABLE          UNEXERCISABLE
                         --------------- ------------------ ---------------------- ----------------------
J. Harold Chandler......          0           $      0         800,000/200,000     $18,673,125/$3,525,000
Thomas R. Watjen........          0           $      0         200,000/100,000     $ 4,956,250/$1,762,500
Robert O. Best..........          0           $      0          61,000/ 20,000     $ 1,427,781/  $352,500
Thomas B. Heys, Jr......      7,258           $105,301          48,166/ 25,000     $ 1,147,180/  $440,625
Jeffrey F. Olingy.......          0           $      0               0/ 50,000     $         0/  $831,250

                              PENSION PLAN TABLE

  The following table shows the estimated annual aggregate benefits payable at normal retirement under the tax-qualified, defined benefit Retirement Plan for Salaried Employees for various combinations of compensation and years of service:

                                                  1996
      AVERAGE BASE                    ESTIMATED ANNUAL BENEFIT FOR
     SALARY IN FIVE              REPRESENTATIVE YEARS  OF SERVICE CREDIT
   CONSECUTIVE HIGHEST       ---------------------------------------------------------------
       PAID YEARS            15 YEARS         20 YEARS         25 YEARS         30 YEARS
   -------------------       --------         --------         --------         --------
        $150,000             $ 38,328         $ 53,628         $ 61,428         $ 69,228
         175,000               45,828           63,624           72,672           81,720
         200,000               53,328           73,620           83,928           94,224
         225,000               60,828           83,628           95,172          106,728
         250,000               68,328           93,624          106,428          119,220
         300,000               83,328          113,628          128,928          144,228
         350,000               98,328          133,620          151,428          169,224
         400,000              113,328          153,624          173,928          194,220
         450,000              128,328          173,628          196,428          219,228
         500,000              143,328          193,620          218,928          244,224

  Benefits are based on the average base salary earned during the five consecutive years of highest compensation preceding retirement date plus $5 per each year of service subject to a maximum of 30 years, subject to a partial offset for the Social Security benefits to which the participant is entitled upon retirement. Credit for years of service ceases after 30 years. A reduction of 4% is applied for retirement before age 62. As of December 31, 1996, Chandler, Watjen, Best, Heys and Olingy had approximately 3, 2, 2, 22 and 1 years of credited service, respectively.

  The Company also provides a Supplemental Executive Retirement Plan ("SERP") pursuant to which certain current officers of the Company may be entitled to retirement benefits in addition to those that may be funded or paid through a tax-qualified plan such as the Retirement Plan. Such benefits are not included in the Pension Plan Table above. Generally, participants in the SERP become entitled to benefits upon retirement at or after age 65, age 55 with 20 years of service or age 62 with consent of the Compensation Committee of the Board of Directors. The maximum annual amount of such additional benefits is the greater of (a) 50 percent of the average of the participant's compensation for the five highest consecutive calendar years of active service with Provident (which will be achieved when the participant has 20 years of service), plus $1,800, offset by the benefits payable under the Retirement Plan and certain social security benefits; or (b) the difference between the benefits which are payable under the Retirement Plan and the benefits which would be payable under the Retirement Plan to the participant without the limitations on annual benefits imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") (for 1996, $120,000). Proportionately smaller supplemental retirement benefits are payable under the SERP upon retirement before age 65. Mr. Chandler will be covered under the Retirement Plan for Salaried Employees, the SERP, and the supplemental retirement benefit ("SRB") described in his employment agreement.

  The Company offers severance agreements to certain other of its key executives as determined by the Board of Directors acting on the recommendation of the Compensation Committee. While agreements can vary slightly in details, the basic arrangements require the Company to make certain payments and provide certain benefits in the event that the executive's employment terminates for any reason except death, disability, retirement, or of good cause by the Company or without good reason by the executive within two years following a change of control as that term is defined below. The amounts and benefits are (1) a multiple of one to three times the executive's annual base salary at the highest rate in effect at any time immediately prior to the change in control until the termination date;
(2) participation at no additional direct costs to the executive in the life, accident and health insurance plans in effect prior to the change in control (or equivalent benefits) for one to three years following the termination date; (3) up to $10,000 of reasonable expenses associated with outplacement through a professional placement firm for a period of not more than one year. In addition, each is entitled to death or long-term disability benefits no less favorable than those to which the executive would have been entitled if death or termination for disability occurred within six months prior to the change in control. Messrs. Watjen, Best, Heys, and Olingy entered into agreements providing the amounts and benefits described above.

                              EMPLOYMENT CONTRACT

  J. Harold Chandler has an agreement with the Company by which he became President and Chief Executive Officer of the America, Capital, Accident and Casualty effective November 8, 1993. The period of employment covered by the Agreement is one year with automatic extensions for additional one year terms unless either party terminates the Agreement. Compensation under the Agreement includes (i) a base annual salary of $650,000, subject to being increased annually upon recommendation of the Compensation Committee; (ii) a transition bonus of $130,000; (iii) a special bonus of $170,000; (iv) an annual incentive bonus for 1993 of not less than $200,000; (v) 29,216 shares of restricted Class B Common Stock, 7,304 shares of which became vested and unrestricted on December 31, 1993, and 7,304 shares of which shall become unrestricted by vesting and being delivered on each December 31 of 1994, 1995, and 1996; (vi) a grant of options for 190,000 shares of Class B Common Stock on November 8, 1993 (having a two year vesting and a five year exercise period); (vii) a grant of options on January 6, 1994 for 110,000 shares of Class B Common Stock (having a two year vesting and a five year exercise period); and (viii) such other options or other stock grants to be recommended by the Compensation Committee from time to time over a ten year period beginning November 8, 1993 within the terms of the approved stock option plan then in effect for approximately an additional 700,000 shares of Class B Common Stock. The Agreement also grants eligibility to participate in the Employer's Retirement Plan for Salaried Employees ("Qualified Plan") and the Supplemental Executive Retirement Plan ("SERP"). In addition, a supplemental retirement benefit ("SRB") calculated using the SERP formula applied to the annual base salary will be provided. Rights to receive the SRB will vest at 10% per year provided that employment continues for five years. Generally, if employment is terminated prior to the expiration of the five year period none of the SRB will be payable. Any SRB payments will be reduced by amounts paid under the other plans listed in this paragraph and any qualified or nonqualified retirement benefit paid by Mr. Chandler's previous employer. The Company agreed to pay reasonable relocation expenses including the purchase of Mr. Chandler's former house. Certain other benefits including club memberships and up to $10,000 in 1993 and $4,000 in each year of employment thereafter for personal financial planning were also included.

CHANGE IN CONTROL

  For purposes of accelerating benefits under one or more of the incentive compensation plans (annual and stock option), and for purposes of the severance agreements for certain executive officers, and for purposes of certain termination provisions in Mr. Chandler's employment contract described below, a change in control will be deemed to have occurred if either of the following sets of events happen: (a) both (i) the Maclellan family holdings must fall below 30 percent of the outstanding stock of the Company, and (ii) concurrently at least 30 percent of the outstanding stock of the Company must be owned by a person or group other than the Maclellan family; or (b) stockholders approve (i) a merger or consolidation of the Company in which the Company is not the surviving entity, (ii) a plan of complete liquidation of the Company, or (iii) an agreement for the sale of or disposition of all or substantially all of the assets of the Company.

  If within 24 months following a change in control as defined above, Mr. Chandler voluntarily resigns or retires or his employment is terminated except for disability, death or cause, benefits include (i) payment of 299% of Mr. Chandler's average (for the preceding years of service up to five years of such prior service) base salary and annual incentive bonus; (ii) vesting of unvested options and restricted stock as of the date of such termination; and
(iii) a cash payment equal to the value of any options anticipated to be granted during the three years following such termination.

TERMINATION OF EMPLOYMENT

  Mr. Chandler's employment agreement provides benefits in the event of a termination for the following reasons:

  DISABILITY: Benefits include (i) payment of base salary for two years from the date of notice of termination; (ii) full vesting of nonvested restricted stock, stock options and other equity awards and of SRB benefits; (iii) two annual payments each equal to the average of the annual incentive bonus received for the two years prior to the year in which the notice of termination is given, less any amounts paid to Mr. Chandler under the Company's disability plan. In addition, the Company will continue to provide, for a period of two years from the date of the notice of termination, such health benefits and life insurance benefits as were in effect immediately prior to such termination for disability

  DEATH: Benefits include (i) the amount of base salary which would have been paid for the remainder of the year in which death occurs; (ii) the sum of any unpaid transition, special and annual incentive bonuses which would have been payable during the period of employment; (iii) vesting of granted but unvested stock options or other equity awards and of SRB benefits.

  CAUSE: Only earned but unpaid base salary through the date of termination for cause will be paid, while all nonvested benefits held as of the date of such termination shall be canceled as of such date.

  VOLUNTARY RESIGNATION OR RETIREMENT: Benefits include (i) earned but unpaid base salary through the date of voluntary resignation or retirement; (ii) such health benefits and life insurance benefits as were in effect immediately prior to such termination; and such other payments or benefits as may be negotiated.

  WITHOUT CAUSE: Benefits include (i) payment of up to $2,250,000 less the total of all base salary and annual incentive bonus received from November 8, 1993, to the effective date of the termination, but in no event would the total payable be greater than two times the sum of the then current base salary and target annual incentive bonus for the year in which such termination occurs; (ii) for a period of two years from the date of the notice of termination, such health benefits and life insurance benefits as were in effect immediately prior to such termination; immediate and full vesting of all unvested stock options and other equity awards as well as the SRB benefit.

  CHANGE IN CONTROL: If within 24 months following a change in control as defined above, Mr. Chandler voluntarily resigns or retires or his employment is terminated except for disability, death or cause, benefits include (i) payment of 299% of Mr. Chandler's average (for the preceding years of service up to five years of such prior service) base salary and annual incentive bonus; (ii) vesting of unvested options and restricted stock as of the date of such termination; and (iii) a cash payment equal to the value of any options anticipated to be granted during the three years following such termination.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS IN COMPENSATION
                                   DECISION

  During 1996:

  1. No member of the Compensation Committee:

    (a) was an employee or officer of the Company or any of its subsidiaries; or

    (b) had any relationship requiring disclosure under Item 404 of Regulation S-K.

  2. No executive officer of the Company served as a:

    (a) member of a compensation committee (or its equivalent or the board of directors in the absence of such a committee) of another entity, one of whose executive officers served on the Company's
        Compensation Committee or was a director of the Company; and

    (b) director of an entity, one of whose executive officers served on the Company's Compensation Committee.

                              CERTAIN TRANSACTION

  The Company maintains a commercial banking relationship with certain subsidiary banks of SunTrust Banks, Inc. ("SunTrust"), a bank holding company the subsidiaries of which own of record more than five percent of the Company's Common Stock. (See Security Ownership of Certain Beneficial Owners and Management.) The transactions entered into between the Company and these subsidiary banks of SunTrust include the provision of lines of credit for short term borrowings by the Company, lines of credit for small equipment leases and normal depository and other accounts. In addition, the Company has purchased for investment certain loans originated by a subsidiary of SunTrust and debentures issued by a SunTrust subsidiary. A subsidiary of SunTrust also provides services for one of the Company's investment portfolios. SunTrust has indicated that all investments by the Company and loans to the Company were made in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with others, and that in its opinion the loans to the Company do not involve more than the normal risk of collectibility or present other unfavorable features.

                              COMPANY PERFORMANCE

  The following graph shows a five year comparison of cumulative total returns for the Common Stock of the Company (NYSE symbol: PVT), Class B Common Stock of America (NYSE symbol: PVB), the Class A Common Stock of America (NYSE symbol:
PVA), the S&P Composite Index, and the Insurance Index (non-weighted average of "total returns" from the S&P Life Index and the S&P Multi-line Index.) Effective December 27, 1995 all shares of America were exchanged for shares of the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    PVT, PVB, PVA, S&P 500, INSURANCE INDEX








  Assumes $100 invested in each at December 1991 with dividends reinvested

  The following table contains the values used to plot the performance graph above:

                    DEC. 1991 DEC. 1992 DEC. 1993 DEC. 1994 DEC. 1995 DEC. 1996
                    --------- --------- --------- --------- --------- ---------
PVB................  $100.00   $145.14   $154.51   $120.68   $202.50   $294.81
PVA................  $100.00   $127.67   $143.37   $105.24   $168.46   $245.24
Insurance Index....  $100.00   $107.62   $118.46   $120.03   $165.13   $203.05
S&P 500............  $100.00   $124.17   $132.33   $124.47   $180.86   $225.16






LOGO

                  BENEFICIAL OWNERSHIP OF COMPANY SECURITIES

  Detailed information about the security ownership of beneficial owners of more than 5% of Provident Common Stock is set forth beginning on page 25, including beneficial ownership based on sole voting and share voting power and investment power. Due to the shared voting and investment power relating to a large portion of the Company Stock, there is significant duplication in the reported beneficial ownership. This results from ownership of certain members of the Maclellan family and trusts and foundations established by them or for their benefit. The following chart is provided to summarize the reported Maclellan family interests.

                               DIRECT OWNERSHIP

                                                     DIRECT OWNED(1) PERCENT OF
NAME AND ADDRESS OF DIRECT OWNER                     (VOTING POWER)    TOTAL
--------------------------------                     --------------- ----------
The Maclellan Foundation, Inc.......................    8,027,156      17.57
 Chattanooga, Tennessee
R. J. and Cora L. Maclellan Trusts..................    3,475,134       7.61
 for The Maclellan Foundation
 Chattanooga, Tennessee
Charitable Trusts...................................    2,767,533       6.06
 Chattanooga, Tennessee
Trusts U/A R. J. Maclellan..........................    2,541,205       5.56
 and Trusts U/A Cora L. Maclellan
 for Families of H. O. Maclellan, Sr.
 and R. L. Maclellan
 Chattanooga, Tennessee
Trusts U/A H. O. Maclellan, Sr......................    2,234,317       4.89
 for Children and Grandchildren
 Chattanooga, Tennessee
Kathrina H. Maclellan...............................    1,383,359       3.03
 Lookout Mountain, Tennessee
Hugh O. Maclellan, Jr...............................      805,594       1.76
 Chattanooga, Tennessee
Charlotte M. Heffner................................      457,602       1.00
 Atlanta, Georgia
Other (Trusts, Estates and Family Ownership)........    1,552,355       3.40
 Chattanooga, Tennessee

  The following tables present information about the beneficial owners of the Company's Common Stock. Voting power and investment (dispositive) power is shown separately in the following tables which list those persons holding five percent (5%) or more of such voting power and those persons holding five percent (5%) or more of such investment power, respectively. The Company does not know of any other person that is a beneficial owner of more than five percent (5%) of Common Stock.

                  BENEFICIAL OWNERSHIP BASED ON VOTING POWER

                                                  AMOUNT
                                           BENEFICIALLY OWNED(1)     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          (VOTING POWER)           CLASS
------------------------------------       ---------------------     ----------
The Maclellan Foundation, Inc. ...........       8,027,156(2)          17.57
 Chattanooga, Tennessee
R. J. and Cora L. Maclellan...............       3,475,134(3)           7.61
 Trusts for The Maclellan Foundation, Inc.
 Chattanooga, Tennessee
Hugh O. Maclellan, Jr.....................      18,705,568(2)(3)(4)    40.94
 Chattanooga, Tennessee
Kathrina H. Maclellan.....................       9,185,331(2)(3)(5)    20.11
 (Mrs. Robert L. Maclellan)
 Lookout Mountain, Tennessee
Dudley Porter, Jr.........................       4,765,924(3)(6)       10.43
 (retired officer of Company)
 Chattanooga, Tennessee
Charlotte M. Heffner......................       3,802,838(2)(7)        8.32
 (Mrs. Richard L. Heffner)
 Atlanta, Georgia
Textron Inc...............................      18,357,424(8)          40.26
 Providence, Rhode Island
Zurich Insurance Company..................      18,357,424(9)          40.26
 Zurich, Switzerland

--------
(1) Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by The Maclellan Foundation, Inc.; the R.
    J. and Cora L. Maclellan Trusts for The Maclellan Foundation, Inc.; Kathrina H. Maclellan; Hugh O. Maclellan, Jr.; Dudley Porter, Jr.; and Charlotte M. Heffner would have been equal to 23,244,255 shares of Common Stock (50.88%).
(2) Trustees of The Maclellan Foundation, Inc. (the "Maclellan Foundation") were Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, A. S. MacMillan, Frank A. Brock, G. Richard Hostetter and Ronald W. Blue. Hugh O. Maclellan, Jr. held a revocable proxy to vote the shares of Company Common Stock held by the Maclellan Foundation. Accordingly, shares owned by the Maclellan Foundation have been included among those listed for Hugh O. Maclellan, Jr. The Maclellan Foundation is a charitable organization treated as a private foundation for federal income tax purposes.
(3) Trustees of the R. J. Maclellan Trust for the Maclellan Foundation and the Cora L. Maclellan Trust for the Maclellan Foundation were Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Dudley Porter, Jr., and SunTrust Banks, Inc. For information concerning the stock ownership of SunTrust Banks, Inc., see Footnote 12 under "Beneficial Ownership Based on Investment Power." Voting power with respect to shares owned by these trusts was held by Hugh O. Maclellan, Jr., Kathrina H. Maclellan and Dudley Porter, Jr. The R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation are charitable organizations treated as private foundations for federal income tax purposes.

(4) Hugh O. Maclellan, Jr. had the power to vote the following shares of Common Stock:

         Voting Power............  2,226,250 Shares -    4.87%
         Shared Voting Power..... 16,479,318 Shares -   36.07%
                                  -----------------     ------
         Total................... 18,705,568 Shares -   40.94%

  Totals listed above, and below under "Beneficial Ownership Based on Investment Power", do not include 42,564 shares of Common Stock voted solely by spouse, Nancy B. Maclellan, of which beneficial interest is disclaimed.
(5) Kathrina H. Maclellan had the power to vote the following shares of Common
    Stock:

         Voting Power............  1,383,359 Shares -    3.03%
         Shared Voting Power.....  7,801,972 Shares -   17.08%
                                  -----------------     ------
         Total...................  9,185,331 Shares -   20.11%

(6) Dudley Porter, Jr. had the power to vote the following shares of Common
    Stock:

         Voting Power............      2,680 Shares -    0.00%
         Shared Voting Power.....  4,763,244 Shares -   10.43%
                                  -----------------     ------
         Total...................  4,765,924 Shares -   10.43%

  Totals listed above, and below under "Beneficial Ownership Based on Investment Power", do not include 20,926 shares of Common Stock voted solely by spouse, Mary M. Porter, of which beneficial interest is disclaimed.
(7) Charlotte M. Heffner had the power to vote the following shares of Common
    Stock:

         Voting Power............  1,200,637 Shares -    2.63%
         Shared Voting Power.....  2,602,201 Shares -    5.69%
                                  -----------------     ------
         Total...................  3,802,838 Shares -    8.32%

  Totals listed above, and below under "Beneficial Ownership Based on Investment Power," do not include 32,832 shares of Common Stock voted solely by spouse, Richard L. Heffner, of which beneficial interest is disclaimed.
  With respect to the shares of Common Stock held by SunTrust Bank, the Company has been informed that as of March 10, 1997: (a) 3,475,134 shares (7.61%) were owned by the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation; and (b) 3,437,666 shares (7.26%) were owned by other trusts and charitable organizations within the Maclellan family. Accordingly, of the shares of Common Stock reported as held by SunTrust Bank, Chattanooga, N. A., as of March 10, 1997, an aggregate of 6,912,800 shares of Provident Common Stock (15.13%) were also included among those listed as beneficially owned by either the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Kathrina H. Maclellan, Hugh O. Maclellan, Jr., Dudley Porter, Jr., or Charlotte M. Heffner.
(8) Pursuant to the Maclellan Voting Agreement, the Selected Maclellan Stockholders have agreed with Textron to vote the shares of Provident Common Stock as to which they have voting power or control in favor of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and in favor of the Charter Amendment. Therefore, Textron may be deemed to have beneficial ownership by its power to direct the vote of such shares. See "The Merger--Maclellan Voting Agreement."
(9) Pursuant to the Maclellan Stockholder Agreement, the selected Maclellan Stockholders have agreed with Zurich to vote the shares of Provident Common Stock beneficially owned by them in favor of the Merger and the Merger Agreement and the transactions contemplated thereby, in favor of the Zurich Purchase Agreement and the transactions contemplated thereby, and in favor of the Charter Amendment. Therefore, Zurich may be deemed to have beneficial ownership by its power to direct the vote of such shares. See "The Zurich Relationship--Maclellan Stockholder Agreement."

                BENEFICIAL OWNERSHIP BASED ON INVESTMENT POWER

                                                    AMOUNT
                                             BENEFICIALLY OWNED(1)   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          (INVESTMENT POWER)       CLASS
------------------------------------         ---------------------   ----------
The Maclellan Foundation, Inc...............       8,027,156(2)        17.57
 Chattanooga, Tennessee
R. J. and Cora L. Maclellan.................       3,475,134            7.61
 Trusts for The Maclellan Foundation, Inc.
 Chattanooga, Tennessee
Hugh O. Maclellan, Jr.......................      18,705,568(2)(3)     40.94
 Chattanooga, Tennessee
Kathrina H. Maclellan.......................      17,212,487(2)(4)     37.68
 (Mrs. Robert L. Maclellan)
 Lookout Mountain, Tennessee
Charlotte M. Heffner........................      11,941,734(2)(5)     26.14
 (Mrs. Richard L. Heffner)
 Atlanta, Georgia
Robert H. Maclellan.........................       9,612,280(2)(6)     21.04
 Lookout Mountain, Tennessee
Dudley Porter, Jr...........................       4,765,924(2)(7)     10.43
 (retired officer of Company)
 Chattanooga, Tennessee
Frank A. Brock..............................       8,420,827(2)(8)     18.43
 Lookout Mountain, Tennessee
G. Richard Hostetter........................       8,028,656(2)(9)     17.57
 Chattanooga, Tennessee
A. S. MacMillan.............................       8,077,514(2)(10)    17.68
 Atlanta, Georgia
Ronald W. Blue..............................       8,027,156(2)(11)    17.57
 Atlanta, Georgia
SunTrust Banks, Inc.........................       7,793,047(12)       17.09
 Atlanta, Georgia
FMR Corp....................................       2,720,050(13)        5.95
 Boston, Massachusetts

--------
(1) Beneficial ownership of securities is listed according to Rule 13d-3 of the Securities Exchange Act of 1934. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by The Maclellan Foundation, Inc.; the R.
    J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Inc.; Kathrina H. Maclellan, Hugh O. Maclellan, Jr.; Charlotte M. Heffner; Robert H. Maclellan; Dudley Porter, Jr.; Frank A. Brock; G. Richard Hostetter; A. S. MacMillan; Ronald W. Blue; and SunTrust Banks, Inc. (with respect to the Maclellan family only) would have been equal 23,492,691 shares of Common Stock (51.42%). The totals shown are for the total Maclellan family interest only. Shares held by SunTrust Bank which are included in the totals for the Maclellan family include 6,929,854 shares of Common Stock.
(2) The 8,027,156 shares of Common Stock owned by the Maclellan Foundation also have been included among those listed for Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, A. S. MacMillan, Frank A. Brock, G. Richard Hostetter and Ronald W. Blue, the trustees of the Maclellan Foundation, all of whom share investment power with respect to these shares.

(3) Hugh O. Maclellan, Jr. had the power to invest the following shares of Common Stock:

         Sole Investment Power...   1,354,554 Shares   -  2.96%
         Shared Investment Power.  17,351,014 Shares   - 37.98%
                                   -----------------     ------
         Total...................  18,705,568 Shares   - 40.94%

  These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include the 8,027,156 shares of Common Stock owned by the Maclellan Foundation and 3,475,134 shares of Common Stock owned by the R.
  J. and Cora L. Maclellan Trust for the Maclellan Foundation. Totals listed above do not include 42,564 shares of Common Stock for which his spouse, Nancy B. Maclellan, had sole investment power, and for which beneficial ownership is disclaimed.

(4) Kathrina H. Maclellan had the power to invest the following shares of Common Stock:

         Sole Investment Power...   1,383,359 Shares   -  3.03%
         Shared Investment Power.  15,829,128 Shares   - 34.65%
                                   -----------------     ------
         Total...................  17,212,487 Shares   - 37.68%

  These shares listed above as beneficially owned by Mrs. Maclellan based upon investment power include the 8,027,156 shares of Common Stock owned by the Maclellan Foundation and 3,475,134 shares of Common Stock owned by the
  R. J. and Cora L. Maclellan Trust for the Maclellan Foundation.

(5) Charlotte M. Heffner had the power to invest the following shares of Common Stock:

         Sole Investment Power...    457,602 Shares   -  1.00%
         Shared InvestmentPower.. 11,484,132 Shares   - 25.14%
                                  -----------------     ------
         Total................... 11,941,734 Shares   - 26.14%

  These shares listed above as beneficially owned by Mrs. Heffner based upon investment power include 8,027,156 shares of Common Stock owned by the Maclellan Foundation for which Mrs. Heffner had shared investment power. Totals listed above do not include 32,832 shares of Common Stock for which her spouse, Richard L. Heffner, had sole investment power, and for which beneficial ownership is disclaimed.

(6) Robert H. Maclellan had the power to invest the following shares of Common
    Stock:

         Sole Investment Power....   245,613 Shares   -  0.54%
         Shared InvestmentPower... 9,366,667 Shares   - 20.50%
                                   ----------------     ------
         Total.................... 9,612,280 Shares   - 21.04%

  These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include 8,027,156 shares of Common Stock owned by the Maclellan Foundation.

(7) Dudley Porter, Jr. had the power to invest the following shares of Common
    Stock:

         Sole Investment Power....     2,680 Shares   -  0.00%
         Shared Investment Power.. 4,763,244 Shares   - 10.43%
                                   ----------------     ------
         Total.................... 4,765,924 Shares   - 10.43%

  Totals listed above do not include 20,926 shares of Common Stock for which his spouse, Mary M. Porter, had sole investment power, and for which beneficial ownership is disclaimed.

(8) Frank A. Brock had the power to invest the following shares of Common
    Stock:

         Sole Investment Power....       965 Shares   -  0.00%
         Shared Investment Power.. 8,419,862 Shares   - 18.43%
                                   ----------------     ------
         Total.................... 8,420,827 Shares   - 18.43%

  In addition to the 8,027,156 shares of Common Stock owned by the Maclellan Foundation for which Mr. Brock had shared investment power, Mr. Brock held sole investment and sole voting power for 965 shares of Common Stock.

(9) G. Richard Hostetter had the power to invest the following shares of Common Stock:

         Sole Investment Power....     1,500 Shares   -  0.00%
         Shared Investment Power.. 8,027,156 Shares   - 17.57%
                                   ----------------     ------
         Total.................... 8,028,656 Shares   - 17.57%

  In addition to the 8,027,156 shares of Common Stock owned by the Maclellan Foundation for which Mr. Hostetter had shared investment power, Mr. Hostetter held sole investment and sole voting power for 1,500 shares of Common Stock.

(10) A. S. MacMillan had the power to invest the following shares of Common
     Stock:

         Sole Investment Power....       358 Shares   -  0.00%
         Shared Investment Power.. 8,077,156 Shares   - 17.68%
                                   ----------------     ------
         Total.................... 8,077,514 Shares   - 17.68%

  In addition to the 8,027,156 shares of Common Stock owned by the Maclellan Foundation, for which Mr. MacMillan had shared investment power, Mr. MacMillan held sole investment and sole voting power for 358 shares of Common Stock.

(11) Ronald W. Blue had the power to invest the following shares of Common
     Stock:

         Sole Investment Power....         0 Shares   -  0.00%
         Shared Investment Power.. 8,027,156 Shares   - 17.57%
                                   ----------------     ------
         Total.................... 8,027,156 Shares   - 17.57%

  These shares listed above as beneficially owned by Mr. Blue based upon investment power, include 8,027,156 shares of Common Stock owned by the Maclellan Foundation.

(12) SunTrust Banks, Inc. ("SunTrust"), a bank holding company, has informed the Company that as of March 31, 1997, certain subsidiaries of SunTrust held in various fiduciary capacities an aggregate of 7,793,047 shares (17.06%) of Common Stock of the Company. As to such shares, all of which are held in various fiduciary capacities, SunTrust and certain of its subsidiaries may be deemed beneficial owners; however, SunTrust and such subsidiaries disclaim any beneficial interest in such shares. Shares reported include shares also reported for the Maclellan family as well as other shares held for owners unrelated to the Maclellan family.
  SunTrust and its subsidiaries had the power to invest the following shares of the Company's Common Stock:

         Sole Investment Power....   265,445 Shares   -  0.58%
         Shared Investment Power.. 7,498,623 Shares   - 16.41%
                                   ----------------     ------
         Total.................... 7,764,068 Shares   - 16.99%

  SunTrust and its subsidiaries had the power to vote the following shares of the Company's Common Stock:

         Sole Voting Power........... 834,293 Shares   - 1.83%
         Shared Voting Power.........  38,795 Shares   - 0.08%
                                      --------------     -----
         Total....................... 873,088 Shares   - 1.91%

  As to the shares described above, SunTrust has informed the Company that as of March 10, 1997, an aggregate of 7,725,737 shares (16.91%) of Common Stock was held in various fiduciary capacities by SunTrust Bank, Chattanooga, N.A. ("SunTrust"), which is a direct subsidiary of SunTrust Bank of Tennessee, which is a direct subsidiary SunTrust Banks, Inc.
  As of March 10, 1997, SunTrust Bank, Chattanooga, N. A. had the power to invest the following shares:

         Sole Investment Power....   217,900 Shares   -  0.48%
         Shared Investment Power.. 7,479,558 Shares   - 16.37%
                                   ----------------     ------
         Total.................... 7,697,458 Shares   - 16.85%

  As of March 31, 1997, SunTrust Bank, Chattanooga, N. A. had the power to vote the following shares:

         Sole Voting Power........... 769,483 Shares   - 1.68%
         Shared Voting Power.........  36,295 Shares   - 0.07%
                                      --------------     -----
         Total....................... 805,778 Shares   - 1.75%

  With respect to the shares of Common Stock held by SunTrust Bank, Chattanooga, N. A., the Company has been informed that as of March 10, 1997: (a) 3,475,134 shares (7.61%) were owned by the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation; and (b) 3,449,926 shares (7.55%) were owned by other trusts and charitable organizations within the Maclellan family. Accordingly, an aggregate of 6,925,060 shares (15.16%) were also included among those listed as beneficially owned by either the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Kathrina H. Maclellan, Hugh O. Maclellan, Jr., Robert H. Maclellan, Dudley Porter, Jr., or Charlotte M. Heffner.

(13) FMR Corp. a registered investment adviser, informed the Company that as of March 10, 1997, it beneficially owned 2,720,050 shares of the Common Stock of the Company and that the shares have been acquired for investment purposes only.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following reflects the beneficial ownership of the Company's Common Stock by its directors and executive officers as of March 10, 1997. None of the persons listed below own any shares of the Company's Preferred Stock. The table also shows Units held as of March 10, 1997, by executive officers under the Performance Share Plan of the Company's Management Incentive Compensation Plan as described in footnote 6.

                                                 AMOUNT AND NATURE OF PERCENT OF
NAME OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP   CLASS
------------------------                         -------------------- ----------
                                                    COMMON     UNITS    COMMON
William L. Armstrong(3)........................          6,610      0       *
Charlotte M. Heffner(1)........................      3,802,838      0    8.32
Hugh B. Jacks..................................          2,651      0       *
William B. Johnson.............................          1,291      0       *
Hugh O. Maclellan, Jr.(1)......................     18,705,568      0   40.94
A. S. "Pat" MacMillan(1).......................          2,858      0       *
C. William Pollard.............................          6,686      0       *
Scott L. Probasco, Jr.(2)......................        398,394      0       *
Steven S Reinemund.............................          1,572      0       *
Burton E. Sorensen.............................         11,134      0       *
J. Harold Chandler(3)..........................      1,120,006 19,642    2.45
Thomas R. Watjen(3)............................        179,341  6,731       *
Robert O. Best(3)..............................         94,879  1,161       *
Thomas B. Heys, Jr.(3).........................         83,213  1,599       *
Jeffrey F. Olingy(3)...........................         51,566  1,507       *
All Directors and Executive Officers as a group
 (18 persons)(3)(4)(5).........................  21,918,305.02 31,845   47.98

--------
*= Less than one percent.
(1) Information concerning the nature of the ownership of the securities listed here may be found in the section of this Proxy Statement entitled "Beneficial Ownership of Company Securities." Information concerning shares for which ownership is disclaimed may also be found in that section.
(2) Mr. Probasco has sole voting and investment power with respect 397,009 shares of Common Stock. However, he disclaims beneficial ownership of 350,000 shares of Common Stock of which he has sole voting and investment power as these are one-half of the shares held in a family trust for the benefit of Mr. Probasco's sister. The number of beneficially owned shares listed also includes 1,385 shares of Common Stock as to which Mr. Probasco shares voting and investment power that are owned by various charitable organizations of which he is one trustee and as to such shares, beneficial ownership is disclaimed.
(3) The following, included in the respective share totals above, are shares which the named persons or the group have the right to acquire through the exercise of options:

                                                                    COMMON STOCK
                                                                    ------------
   Armstrong.......................................................      3,750
   MacMillan.......................................................      2,500
   Chandler........................................................  1,000,000
   Watjen..........................................................    150,000*
   Best............................................................     81,000
   Heys............................................................     75,416
   Olingy..........................................................     50,000
   Reinemund.......................................................      2,500
   Directors and Executive Officers as a Group.....................  1,142,466

  --------
  * The number of options owned by Mr. Watjen reflect a decrease from previous reporting due to the transfer of 150,000 options in January 1997 pursuant to a domestic relations order.

(4) Shares beneficially owned by more than one person have been counted only once for purposes of this total.
(5) Based on information provided to the Company, as to the shares listed for the officers and directors as a group (excluding the shares listed as beneficially owned by Ms. Heffner, Mr. Maclellan, Jr., Mr. MacMillan and Mr. Probasco), shared voting and investment power is held with respect to 2,266 shares of Common Stock. The beneficial owners have sole investment and voting power as to the remaining shares.
(6) These units represent deferred compensation based on the value of the market price of the Company's Common Stock at the time the compensation is earned. The units include "purchased" shares and "premium" shares. Units cannot be converted into stock for a period of three years, unless (with respect to the purchased shares only) the participant terminates employment with the Company. The premium shares are subject to forfeiture for a period of three years. The portion of the units representing premium shares are as follows: Chandler 5,892; Watjen 2,019; Best 348; Heys 479; Olingy 452; all executive officers as a group 9,551.
(7) Shares owned by Mr. Chandler, Mr. Watjen, Mr. Best, Mr. Heys, Mr. Olingy and the executive officers as a group include shares owned in the Company's 401(k) Plan, The MoneyMaker, and the Company's Employee Stock Purchase Plan.

                         COMPLIANCE WITH SECTION 16(A)

  Under Section 16(a) of the Exchange Act, the Company's directors, officers and 10% beneficial holders of Common Stock and Company Depositary Shares are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in Common Stock and Company Depositary Shares. Based solely upon information provided to the Company by each of such persons, the Company believes that each of its directors, officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year.


                         ITEM 4. SELECTION OF AUDITORS

  The Board of Directors, in accordance with the recommendation of its Audit Committee, has re-appointed Ernst & Young LLP, as independent auditors for the Company, subject to the ratification by the shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

  As of the time the Proxy Statement was printed, the Board of Directors was not aware of any other business to be presented at the Meeting; however, if any matters other than those referred to above properly come before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 1998 should be directed to the Corporate Secretary of the Company and be received by the Company no later than December 31, 1997, to be considered for qualification for inclusion in the proxy statement and proxy card relating to that meeting.

                                  APPENDIX A

             ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994

PURPOSE

  The purpose of this Management Incentive Compensation Plan ("MICP") is to motivate the participants to perform in a way that will enable Provident Life and Accident Insurance Company and its affiliates ("the Company"), subsidiaries of Provident Companies, Inc. ("Provident"), to reach its short-term goals.

ADMINISTRATION OF THE PLAN

  The Compensation Committee ("the Committee"), designated by the Board of Directors, will administer, construe, and interpret the MICP. No member of the Committee, the Board of Directors, or any delegatee as the case may be, shall be liable for any act done in good faith.

  The construction and interpretation by the Committee of any provision of the MICP shall be final and conclusive. The Committee must approve, subject to the provisions of the MICP, the amount, if any, due a participant.

  The Committee, may, in its discretion, delegate its general administrative duties to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the MICP or approve awards.

  The Committee, subject to approval by the Board of Directors, may, at any time or from time to time amend the MICP in any respect without restriction and without the consent of any participant. However, any modification of the MICP which would increase materially the benefits accruing to participants, modify materially the requirements as to eligibility for participation, increase the cost of the MICP to the Company, or permit any member of the Compensation Committee to receive an award, must be approved by the stockholders of Provident.

  This MICP, and the rights and obligations of the parties thereunder, will be construed in accordance with the laws of the State of Tennessee.

TIME PERIOD FOR MEASUREMENT

  The MICP will base awards entirely upon achievement of one-year goals. Each plan year will be from January 1 through December 31. The first plan year will be from January 1, 1994, through December 31, 1994.

PARTICIPATION IN THE PLAN

  Participation in the MICP shall be based on recommendation by Company management and subject to approval by the Committee. Participation in all portions of the MICP except the Performance Share Plan (as described below) will be limited to officers and other key employees of the Company and its subsidiaries and affiliates whose judgments, decisions and actions can have a discernible impact on the profitability of the Company. The Committee will establish participation criteria and make decisions on eligibility based on such criteria.

NON-EQUITY SUBPLAN

  The Non-Equity Subplan of the MICP shall include the Corporate Performance Subplan and the Individual Performance Subplan, as more specifically described below:

  Corporate Performance Subplan

  Awards under the Corporate Performance Subplan will be based solely on the achievement of one or more of the following measures of corporate performance, alone or in combination, for the Company as a whole or for any division or business unit: (a) return on equity, (b) overall or selected premium growth, (c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices (i) underwriting efficiency and/or quality, and (j) persistency factors. Measurement of Provident performance against such goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured in accordance with generally accepted accounting principles. The Committee shall have the right for any reason to reduce (but not increase) any such award, notwithstanding the achievement of a specified goal. The maximum annual award under the Corporate Performance Subplan to any Covered Employee (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") or the regulations thereunder) will be $2.5 million. The Committee shall establish goals for the Corporate Performance Subplan prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an award granted under the Corporate Performance Subplan will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  Individual Performance Subplan

  Awards under the Individual Performance Subplan will be based on individually designed goals for an individual's contribution to the business of the Company. These goals may include non-objective as well as objective measures, as determined by the Committee.

  Performance goals for each of these measures will be established by the Committee at the beginning of each plan year. The Committee will also establish limits on payouts in excess of targets, if any.

  Target awards under the Non-Equity Subplan are set at percentages of base salary; 50% for the CEO; 75% for the Executive Vice President and Chief Financial Officer; 50% for Senior Vice Presidents (with appropriate percentages to be assigned by the Committee for other designated senior officers); and percentages from 35% to 10% for all other participants based on assessment of their contribution to the Company's success.

PAYOUT THRESHOLD

  No awards under the Non-Equity Subplan will be payable to any employee under any measure if thresholds established by the Committee are not reached.

FORM AND PAYMENT OF AWARDS

  Awards under the Non-Equity Subplan will be approved by the Committee after the end of each plan year. Awards will be paid in cash, after making any applicable withholdings, for performance up to the target award level. Any awards in excess of the target will be paid in shares of Provident's common stock, after reduction for tax liability, if at least 50 shares could be purchased; if not, payment of such excess awards will be in cash.

VESTING

  Any award under the Non-Equity Subplan will be vested (considered the participant's property) at the time the Committee approves the award; except that, if a participant dies or becomes disabled after the close of the plan year for which the award was earned and prior to approval of the award, the award will be vested as of the date of death or disability.

CHANGE IN CONTROL

  In the event of a change in control:

  (a) Each participant who is in active employment at the time of such change in control shall be entitled to immediate vesting of an MICP award based on achievement of the annual plan goal on a pro rata basis for the period elapsed during the plan year prior to the change in control, based on a measure of actual performance for completed months during the plan year as compared with award targets for such completed months. At the end of the plan year, the payment to each participant shall be the greater of the award earned during the entire plan year and the vested award.

  (b) If the MICP is terminated during a plan year after the date a change in control occurs, each participant who is in active employment at the time of such termination shall be paid an award equal to the greater of the vested award as described above, and an award based on achievement of the annual plan goal on a pro rata basis for the period elapsed during the plan year prior to plan termination, based on a measure of actual performance for completed months during the plan year as compared with award targets for such completed months.

  (c) If a participant's employment is terminated without cause by the Company during a plan year after the change in control occurs, such participant shall be paid an award equal to the greater of the vested award as described above, and an award based on achievement of the annual plan on a pro rata basis for the period elapsed during the plan year prior to such termination, based on a measure of actual performance for completed months during the plan year as compared with award targets for such completed months.

  (d) Cause shall mean the occurrence of one of the following acts:

    (1) A conviction of the participant of (x) a felony or (y) any lesser crime or offense involving the property of the Company or one of its affiliates.

    (2) The willful engaging by the participant in conduct which has caused demonstrable and serious injury to the Company, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative.

    (3) Willful gross dereliction of duty or other willful grave misconduct by the participant and failure to cure such situation within thirty
        (30) days after receipt of notice thereof from the Chairman of the Compensation Committee of the Board.

    No act or failure to act on the part of the participant shall be deemed willful if done, or omitted to be done, by the participant in good faith and with a reasonable belief that his action or omission was in the best interests of the Company or a subsidiary. The participant shall not be deemed to have been terminated for "Cause" unless and until there shall have been delivered to the participant a copy of a resolution duly adopted by the Compensation Committee of the Board (or another committee of the Board hereafter succeeding the responsibilities performed on the date of this Agreement by the Compensation Committee) finding that in the good faith opinion of the Committee the Executive has committed an act set forth in this subsection (d) and specifying the particulars thereof in detail.

  (e) Change in Control shall be deemed to have occurred if at any time or from time to time after the date of this Agreement:

    (1) any "person" or "group" [as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 ("Exchange Act")], other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of Provident, or a corporation owned, directly or indirectly, by the stockholders of Provident in substantially the same proportions as their ownership of stock of Provident, is or becomes the "beneficial owner," (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Provident representing thirty percent (30%) or more of the combined voting power of Provident's then outstanding securities and (ii) the "group" comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of Provident representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

    (2) the stockholders of Provident approve a merger or consolidation of Provident with any other corporation, other than a merger or consolidation which would result in the voting securities of

       Provident outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Provident or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Provident approve a plan of complete liquidation of Provident or an agreement for the sale or disposition by Provident of all or substantially all Provident's assets.

KEY CONTRIBUTOR PLAN

  The MICP includes a Key Contributor Plan. This plan will function as follows:

  (a) There will be 5-25 participants each year, with participation for the year based on special performance.

  (b) Award payments under the plan will be equivalent to a flat dollar amount not related to salary.

  (c) Determination of participants and payout amounts will be made by the Compensation Committee upon recommendation by the CEO.

  (d) Award payments will be made in the Common Stock of Provident, with the number of shares determined by dividing the dollar value of the award by the market price of the stock at the time of the award.

  (e) The stock awarded under this Subplan may be subject to restrictions on vesting, transfer or otherwise.

  The total cost of the Key Contributor Plan will not exceed $1,750,000 during any year.

PERFORMANCE SHARE PLAN

  A Performance Share Plan is also included in the MICP. The CEO, Vice Chairman and Chief Financial Officer, Executive Vice Presidents, the Senior Vice Presidents, and other designated senior officers participate in this plan. Producers for the Company who achieve certain performance sales goals also participate in this plan as described below. Approximately 15-35 officers may participate in any one year. The officers, all of whom have company stock ownership requirements, are required to receive a portion of their MICP annual incentive awards in "Performance Shares," based on the following table:

  MICP INCENTIVE
      EARNED        % PAID IN PERFORMANCE SHARES
  --------------    ----------------------------
Less than $100,000              25.0%
$100,000--$249,999              37.5
 $250,000 or more               50.0

  Participants may elect to receive any portion of their MICP awards above the required percentage in Performance Shares.

  A "Performance Share" is a unit of deferred compensation, equal in value to the market price of Provident stock. The number of Performance Shares to be awarded to any participant is determined by:

  (1) Dividing the amount of MICP award being paid in Performance Shares (both mandatory and voluntary) by the current market price for a share of Provident stock, and

  (2) "Grossing-up" the number of Performance Shares on a 30% basis, to reflect risk of forfeiture, and lack of liquidity and marketability.

  Performance Shares are subject to the following:

  (1) The shares attributable to the "gross-up" factor are subject to forfeiture during a three-year period following the award. The remaining Performance Shares are not subject to forfeiture.

  (2) Participants may elect to extend the deferral period for payment of Performance Shares beyond the required period of three years, but not beyond the earliest of retirement, death, or disability. Any such election must be made prior to the date such shares are credited to the participant.

  (3) Generally, Performance Shares will be paid in Provident stock; however, the Compensation Committee of the Board of Directors has the authority to direct that the value of such shares be paid in part or entirely in cash.

  (4) Each Performance Share will receive a dividend equivalent in an amount equal to the then current dividend on Provident's stock. The dividend may be paid in cash or applied to accumulate additional Performance Shares, at the election of each participant.

  (5) Performance Shares will be counted in the calculation of participants' total ownership of Provident stock for purposes of determining the extent to which stock ownership requirements have been met.

  (6) In the event of death, normal retirement, termination without cause, or change in control of Provident, any shares attributable to the "gross-up" factor, which otherwise would be subject to forfeiture during a three year period, will automatically cease to be subject to such forfeiture.

    In the event of termination for cause or voluntary resignation, any shares subject to the "gross-up" factor will be forfeited. The Compensation Committee of the Board of Directors has the authority to review such forfeiture on a case by case basis.

  Certain producers who achieve performance sales goals are also eligible to participate in the Performance Share Plan. The goals required and the terms of the producers' participation will be approved by the Compensation Committee. However, there is no "gross-up" of the number of shares to be awarded under the Plan to the producers, and the terms of such participation would be no more favorable than those applicable to the officers. Management estimates that approximately ten to thirty-five producers would participate in this plan each year.

NON-ASSIGNABILITY

  No grants or awards under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

NO RIGHT TO CONTINUED EMPLOYMENT

  Participation in the MICP shall not give any employee any right to remain in the employ of the Company. The MICP is not to be construed as a contract of employment for any period and does not alter the at-will status of any participant.

SOURCE OF BENEFITS

  Awards under the MICP will not be prefunded but will be paid by the Company as and when they become due as provided herein, and the participant's interest in the award shall be only that of an unsecured creditor of the Company.

TAXATION

  Award payments under the MICP are treated as wages and will be subject to income and FICA tax withholding at the time received. To the extent prescribed by law, the Company will be required to deduct these taxes from any payments to participants.

                                  APPENDIX B

                              STOCK PLAN OF 1994

PURPOSE

  The purpose of this Stock Plan of 1994 ("the Plan") is to advance the interests of Provident Life and Accident Insurance Company ("the Company") its parent, Provident Companies, Inc. ("Provident") and its affiliates, subsidiaries of Provident, by encouraging and enabling the acquisition of a financial interest in Provident by key employees, non-employee Directors and non-employee producers of business for the Company and its affiliates.

FORMS OF STOCK AWARDS

  The following forms of stock awards are permitted by the Plan:

  STOCK OPTIONS--All forms of stock options, including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time; non-qualified stock options or any other type of options encompassed by the Code.

  STOCK APPRECIATION RIGHTS--Rights to receive a payment from the Company equal to the excess of the fair market value (as defined below) of a share of common stock at the date of exercise over the fair market value at the date of grant.

  RESTRICTED STOCK--Stock issued or transferred under the Plan which is subject to restrictions on the vesting, sale or other disposition thereof.

ADMINISTRATION OF THE PLAN

  The Compensation Committee ("the Committee"), designated by the Board of Directors, will administer, construe, and interpret the Plan. No member of the Committee, or of the Board of Directors, or any delegatee as the case may be, shall be liable for any act done in good faith.

  The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934 or under any successor rule.

  The construction and interpretation of the Committee of any provision of the Plan shall be final and conclusive. The Committee shall have full and complete authority in its discretion to determine, among other things, the key persons to whom, and the time or times in which, stock awards shall be granted, the form of stock to be granted, the number of shares to be covered by each award and the period of time and requisite conditions for each; and to determine the terms and provisions of the award agreements (which agreements need not be identical).

  The Committee may, in its discretion, delegate its general administrative duties to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the plan or approve the granting of stock awards.

  The Committee may at any time or from time to time amend the Plan in any respect without restriction and without the consent of any participant. However, any modification of the Plan which would result in a substantial change in the number of participants or the number of stock awards granted, or termination of the Plan, must be approved by the Board of Directors.

  The Plan shall terminate on the earlier of December 31, 1998, or the issuance of all stock awards authorized for the Plan, unless earlier terminated by the Committee with the approval of the Board of Directors.

  This Plan, and the rights and obligations of the parties thereunder, will be construed in accordance with the laws of the State of Tennessee.

PARTICIPATION IN THE PLAN

  Participation in the Plan shall be based on recommendations by Company management and subject to approval by the Committee.

Participation in the Plan shall be limited to the following:

  (1) Key employees

  (2) Non-employee Directors

  (3) Certain non-employee producers of the Company or its affiliates

STOCK TO BE AWARDED

  Stock awards will be for shares of Common Stock of Provident. The stock to be received by participants may be purchased on the open market or issued out of authorized but unissued stock of Provident.

  The total number of shares that may be awarded to all participants under the Plan may not exceed 5,000,000 shares. The total number of shares that may be awarded to all non-employee Directors may not exceed in the aggregate 100,000 shares (20,000 annually). No more than 1,000,000 shares may be awarded to an employee in a calendar year.

AWARDS OF STOCK OPTIONS

  Except as otherwise specifically provided herein, stock options granted pursuant to the Plan shall be subject to the following terms and conditions:

  (a) Option Price. The option price shall be 100% of the fair market value of the stock on the date of grant. The fair market value of a share of stock shall be the average of the high and low market prices reported in The Wall Street Journal at which a share of stock shall have been sold on the day before the option is granted or on the next preceding trading day if such date was not a trading day.

  (b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be delivered until full payment has been received therefor. Payment may be in cash or by delivery of shares of stock owned by the optionee. Payment may also be made by subtracting from the number of options exercised the number of shares necessary to meet such payment obligation, a feature generally known as a "cashless exercise." If payment is with shares of stock, the value of the shares shall be computed on the basis of the average of the high and low market prices reported in The Wall Street Journal at which a share of stock shall have been sold on the day before the optionee elects to exercise an option, or on the next preceding trading day if such date was not a trading day.

  (c) Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the duration of an option exceed ten
      (10) years from the date of its grant.

  (d) "Reload" Feature. To encourage increased ownership, the Plan includes what is commonly referred to as a "reload" feature. Under this arrangement, when options are exercised, payment for the option shares by delivery of shares already owned by the optionee (which were acquired either (i) by direct purchase outside the option process, or
      (ii) through exercise of options more than six (6) months prior to the date of the current exercise) would entitle the optionee to a new stock option grant equal to the number of shares delivered. The new option grant would acquire the remaining exercise period with respect to the options exercised and the option price would be the then current fair market value as defined by the Plan.

    This feature applies to all options under the Plan subject to the discretion of the Compensation Committee based on then applicable tax and/or accounting rules.

  (e) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted, except as provided in the section below headed Change in Control.

NUMBER OF STOCK AWARDS

  The Committee shall determine the number of stock awards granted to each participant in the Plan.

NON-TRANSFERABILITY

  No stock award granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and except in the case of an incentive stock option, pursuant to domestic relations order as defined in the Internal Revenue Code or Title I (of the Employee Retirement Income Security Act, or the rules thereunder, if the order satisfies the conditions set forth in the Code. Notwithstanding the foregoing, the Committee may (but need not) permit transfers other than by will, or by the laws of descent and distribution, or pursuant to a domestic relations order where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable awards.

  During the lifetime of an optionee, a stock award shall be exercisable only by the optionee personally or by the optionee's legal representative.

TERMINATION OF EMPLOYMENT

  If a participant's active employment terminates for any reason other than retirement, disability, or death, all non-vested stock awards, and all unexercised rights under options held by the participant, shall expire on the date of such termination.

RIGHTS IN THE EVENT OF RETIREMENT

  Upon retirement of a participant in the Plan, all outstanding stock options will become immediately exercisable for a period of five years (but in no event more than 10 years from date of grant). For purposes of this provision, "retirement" shall mean normal retirement or early retirement with Committee approval.

RIGHTS IN EVENT OF DISABILITY OR DEATH

  If a participant to whom stock options have been granted terminates active employment with the Company because of total disability or death, such options may be exercised within the period provided in the option agreement but in no event more than three years after the date of onset of disability or death.

  For purposes of this provision, "disability" shall mean total disability due to injury or illness. A participant will be considered totally disabled if not able to perform all the duties of the participant's position with the Company at the time of termination of active employment.

CHANGE IN CONTROL

  In the event of a change in control of Provident, all outstanding options would become immediately exercisable by all option holders, and all other forms of stock awards would immediately become vested. The Committee also would have the right to cash out any unvested stock options on the date of a change in control at an amount for each option equal to the spread between the fair market value on the date of change in control and the option price. The fair market value shall be the average of the high and low market prices reported in The Wall Street Journal at which a share of stock shall have been sold on the day before the date of change in control or on the next preceding trading day if such date was not a trading day.

  CHANGE IN CONTROL shall be deemed to have occurred if any time or from time to time after the date of this Agreement:

  (1) any "person" or "group" [as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 ("Exchange Act")], other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of Provident, or a corporation owned, directly or indirectly, by the stockholders of Provident in substantially the same proportions as their ownership of stock of Provident, is or becomes the "beneficial owner," (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Provident representing thirty percent (30%) or more of the combined voting power of Provident's then outstanding securities and (ii) the "group" comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of Provident representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

  (2) the stockholders of Provident approve a merger or consolidation of Provident with any other corporation, other than a merger or consolidation which would result in the voting securities of Provident outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Provident or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Provident approve a plan of complete liquidation of Provident or an agreement for the sale or disposition by Provident of all or substantially all Provident's assets.

RIGHTS AS A STOCKHOLDER

  A participant shall have no right as a stockholder with respect to any stock award until the participant shall have become the holder of record of such stock, and no adjustment shall be made for dividends in cash or other property or other distributions or rights in respect to such stock for which the record date is prior to the date on which the participant shall have in fact become the holder of record of the shares of stock acquired pursuant to the Plan.

ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

  In the event there is any change in the shares of stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination or shares or otherwise, the Committee shall make such adjustment, if any, as it may deem appropriate in the number of shares of stock covered by each outstanding award. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any option or right without payment therefor.

TAXATION

  If the granting or vesting of a stock award, or the exercise of an option granted under this Plan, triggers any income tax withholding requirements whatsoever, the Company shall have the right to take whatever action it deems necessary or appropriate to satisfy that requirement, acting in its absolute discretion.

DESIGNATION OF BENEFICIARIES

  A participant may designate a beneficiary or beneficiaries to receive any unvested stock awards, or to exercise stock options previously granted to the participant under the Plan, in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall be signed by the participant and delivered to the Company prior to the participant's death. If there shall be any question as to the legal right of any beneficiary to exercise any rights under the Plan, the rights to the award in question may be exercised by the estate of the participant, in which event the Company shall have no further liability to anyone with respect to such stock award.

NO RIGHT TO CONTINUED EMPLOYMENT

  Participation in the Plan shall not give any employee any right to remain in the employ of the Company. The Plan is not to be construed as a contract of employment for any period and does not alter the at-will status of any participant.

[x] Please mark your votes as in this example.

    When properly executed, this proxy will be voted as directed. If directions are not given, the shares represented by this proxy will be voted FOR all of the nominees in Item 1 and FOR Items 2, 3, and 4.

1. Election of Directors (See Reverse)     FOR          WITHHELD
                                           [ ]            [ ]

Nominees: William L. Armstrong; William H. Bolinder; J. Harold Chandler; Steven
M. Gluckstern; Charlotte M. Heffner; Hugh B. Jacks; William B. Johnson; Hugh O. Maclellan, Jr.; A.S. (Pat) MacMillan; C. William Pollard; Scott L. Probasco, Jr.; Steven S Reinemund; Burton E. Sorensen and Thomas R. Watjen.

For, except vote withheld from the following nominees(s):

_________________________________________________________

2. Approval of Amendment to Annual Management          FOR   AGAINST   ABSTAIN
   Incentive Compensation Plan of 1994.                [ ]     [ ]       [ ]

3. Approval of Amendment of Stock Plan of 1994.        FOR   AGAINST   ABSTAIN
                                                       [ ]     [ ]       [ ]

4. Approval of the selection of Ernst & Young          FOR   AGAINST   ABSTAIN
   LLP as independent auditors for 1997.               [ ]     [ ]       [ ]

5. Other Matters: In their discretion, to vote upon all other matters as may properly come before the Meeting or any adjournments thereof.

   [ ]  Please check the box to the left if you plan to attend the meeting.


                                    ___________________________________________

                                    ___________________________________________
                                    SIGNATURE(S)                     DATE






________________________________________________________________________________
                             FOLD AND DETACH HERE

                           PROVIDENT COMPANIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF STOCKHOLDERS
                MAY 7, 1997, AT 10 A.M., EASTERN DAYLIGHT TIME

                            PROXY FOR COMMON STOCK

        The undersigned hereby appoints J. Harold Chandler and Hugh O. Maclellan, Jr., and each or either of them, as true and lawful proxies with full power of substitution in each, to represent the undersigned at the 1997 Annual Meeting of the Stockholders of Provident Companies, Inc. to be held in the Home Office of the Company at 1 Fountain Square, Chattanooga, Tennessee, on Wednesday, May 7, 1997 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of the Company represented by this Proxy as specified on the reverse side.

        Please mark, date, sign and return this proxy in the enclosed, pre-paid envelope.

________________________________________________________________________________
                             FOLD AND DETACH HERE